UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

TE CONNECTIVITY LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2011, Joseph B. Donahue was promoted to the position of Executive Vice President and Chief Operating Officer of TE Connectivity Ltd. (“TE” or the “Company”).  Mr. Donahue will continue to have responsibility for TE’s Transportation Solutions segment.  In connection with his promotion, Mr. Donahue will receive an increase in his annual base salary to $605,000 and it is expected that he will receive an additional equity incentive award.  At the time that the Management Development and Compensation Committee of the Company’s Board of Directors grants Mr. Donahue an additional equity incentive award in connection with Mr. Donahue’s promotion, which is expected to occur within the next sixty days, the Company will file an amendment to this Form 8-K disclosing its terms.  Background information on Mr. Donahue can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on January 20, 2011.  A copy of the press release announcing Mr. Donahue’s promotion is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: May 13, 2011